Exhibit 99

            Valley Commerce Bancorp Reports Record Earnings for 2004

VISALIA, Calif., Jan 31, 2005 /PRNewswire-FirstCall via COMTEX/ -- President and CEO Don Gilles today announced that the consolidated 2004 earnings of Valley Commerce Bancorp (VCBP) and its subsidiary, Bank of Visalia, totaled a record $1,629,000, or $1.13 per basic share, surpassing the previous earnings record of $1,149,000, or $0.81 per basic share, achieved in 2003. On a fully diluted basis, earnings per share were $1.06 and $.77 for the respective years.

Fourth quarter 2004 earnings totaled $306,000, or $.21 per basic share, compared to $327,000, or $.23 per basic share, for the fourth quarter of 2003. On a fully diluted basis, earnings per share were $.20 and $.21 for the respective quarterly periods.

All earnings per share data have been adjusted for a 5% stock dividend paid in May 2004 and a three-for-two stock split of the Company's common stock in September 2004. Net income for 2004 included approximately $478,000 of after-tax net income ($797,000 of pretax income) realized upon the sale of other real estate that was acquired in a foreclosure in June 2004 and sold in September 2004. The income from the sale, which was recorded during the third quarter as described further below, was of a nonrecurring nature. The Company has no comparable assets on its books that could result in interest income and/or gain of this magnitude in the foreseeable future. Excluding the income recognized from the sale of other real estate in the third quarter, net income for the year ended December 31, 2004 was $1,151,000 or $.80 per basic share ($.75 per fully diluted share). Fourth quarter 2004 earnings were unaffected by the transaction.

Return on average assets for 2004 and 2003 was 1.04% and .89%, respectively. Return on average shareholders' equity for 2004 and 2003 was 13.84% and 11.01%, respectively. Excluding the income recognized from the sale of other real estate, returns on average assets and average shareholders' equity for 2004 were ..74% and 9.78%, respectively.

The consolidated total assets of the Company were $187 million at December 31, 2004 compared to $140 million at December 31, 2003, an increase of $47 million or 34%. Total deposits grew to $156 million, an increase of $37 million or 31% over the prior year. Net loans grew to $115 million, a 14% increase over the prior year.

"The record earnings and significant growth achieved in 2004 demonstrate that the Company has stayed on a successful course since Bank of Visalia opened for business in April 1996," stated Gilles. "The growth initiatives we've undertaken in recent years are creating an even more ambitious vision for the future."

In the latter part of 2004, Valley Commerce Bancorp offered for sale 650,000 new shares of the Company's common stock. The Company's underwriter, Wedbush Morgan Securities, Inc., acquired 350,750 shares in December 2004, and the Company sold the remaining 299,250 shares in January 2005. Approximately $7.6 million of new capital was raised in the stock offering.




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Bank of Visalia operates Business Banking Centers in Visalia and Fresno and has
branch offices in Woodlake and Tipton. In January 2005, the Company added a loan production office in Tulare which will operate under the name Valley Business Bank, A Division of Bank of Visalia.

Gilles added, "The economic development and population growth taking place in the Southern San Joaquin Valley puts us in the right place at the right time. We intend to continue growing the Company by expanding and improving upon our core business strategy, which is providing products business owners and professionals need and the high quality service they demand."

Net interest income earned during 2004 was $7.1 million, a 23% increase over 2003. Net interest income earned during the fourth quarter of 2004 was $1.8 million, a 16% increase over the fourth quarter of 2003. Net interest income for 2004 included $423,000 of interest income recorded in the third quarter that resulted from the collection of interest previously reversed related to the sale of other real estate noted above. Without this income, net interest income for 2004 would have been $6.7 million, an increase of 16% over 2003. This increase was primarily due to growth in average interest-earning assets. The net interest margin for 2004 was 4.95%. Excluding the $423,000 of interest income described above, the net interest margin was 4.64%. This compared to 4.85% for 2003. The change was primarily attributable to the average yield on loans decreasing from the prior year.

The allowance for loan losses totaled $1.40 million or 1.21% of total loans at December 31, 2004. This compared to $1.43 million or 1.40% of total loans at December 31, 2003. The decrease in the allowance percentage reflected the $129,000 loan charge-off described below which had been included in the portion of the allowance that was allocated to the specific loan. Management considered the circumstances of this charge-off and several other factors in its year end analysis of the loss reserve and determined that the allowance for loan losses was properly stated at 1.21% of total loans at December 31, 2004.

Loan loss provisions for 2004 and 2003 were $138,000 and $315,000, respectively. The loan loss provision was larger in 2003 due primarily to greater growth in the loan portfolio in that year. Loan loss provisions for the three months ended December 31, 2004 and 2003 were $63,000 and $70,000, respectively. Net loan charge-offs/(recoveries) for 2004 and 2003 were $129,917 and $(16,000), respectively. Charge-offs recorded in 2004 included a $129,000 loan charge-off recorded in the second quarter upon foreclosure of real estate collateral underlying a commercial real estate loan that had been in nonaccrual status since 2001. The sale of this real estate in the third quarter of 2004 produced the nonrecurring net income of $478,000 referred to above. The Company recorded $19,000 and $17,000 of net loan charge-offs, respectively for the three-month periods ended December 31, 2004 and December 31, 2003.

Non-performing assets at December 31, 2004 totaled $81,000, which was equal to ..07% of total loans. This compared to $1.0 million, equal to 1.0% of total loans, at December 31, 2003. The decrease in non-performing assets was due mainly to the foreclosure and subsequent sale of real estate collateral underlying the above mentioned commercial real estate loan that had been in nonaccrual status since 2001. Non-performing assets at December 31, 2004 and 2003 were comprised entirely of nonaccrual loans.


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Non-interest income earned during 2004 was $1.34 million, a 27% increase from
2003. Non-interest income earned during the fourth quarter of 2004 was $254,000, a 26% increase over the comparable period of 2003. For 2004, non-interest income included a $373,000 gain on sale of other real estate that was recorded in the third quarter. Without this income, non-interest income for 2004 would have been $968,000, and would have decreased by 8% when compared to 2003 due to fewer gains on sales of securities and reduced mortgage origination fee income in 2004.



Non-interest expense increased $990,000 million or 21% during 2004 compared to the prior year. The increase was the result of increased employee and operational costs associated with the Company's growth, including staffing and other costs of the Fresno Business Banking Center, which opened in October of 2003. For the fourth quarter of 2004, non-interest expense increased $323,000 or 27% compared to the prior year period due primarily to increased employee costs.

Valley Commerce Bancorp had 1,788,258 shares of common stock outstanding at December 31, 2004, including 350,750 new shares issued in December 2004. The book value per share was $9.13 at December 31, 2004, compared to $7.66 at December 31, 2003. Book value per share data for 2003 has been adjusted for a 5% stock dividend paid in May 2004 and a three-for-two stock split of the Company's common stock in September 2004. The increase in book value per share in 2004 reflects both annual earnings and the issuance of 350,750 new shares that were sold at $13.00 per share in December 2004. An additional 299,250 shares were sold in January 2005 at $13.00 per share; if these shares had been sold in December 2004, the number of outstanding shares and the book value per outstanding share would have been 2,087,508 and $9.69, respectively, at December 31, 2004.

OTHER INFORMATION: Valley Commerce Bancorp stock trades on NASDAQ's Over The Counter Bulletin Board exchange under the symbol VCBP. Bank of Visalia, the wholly owned subsidiary of Valley Commerce Bancorp, is a commercial bank that commenced operations in 1996. The Bank attracts deposits from the general public and uses those funds to originate a variety of business and consumer loans. Bank of Visalia operates through offices in Visalia, Tipton, Woodlake, Tulare, and Fresno, California. Additional information about Bank of Visalia is available from the Bank's website at http://www.bankofvisalia.com.
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FORWARD-LOOKING STATEMENTS: In addition to historical information, this release includes forward-looking statements, which reflect management's current expectations for Valley Commerce Bancorp's future financial results, business prospects and business developments. Management's expectations for Valley Commerce Bancorp's future necessarily involve assumptions, estimates and the evaluation of risks and uncertainties. Various factors could cause actual events or results to differ materially from those expectations. The forward-looking statements contained herein represent management's expectations as of the date of this release. Valley Commerce Bancorp undertakes no obligation to release publicly the results of any revisions to the forward-looking statements included herein to reflect events or circumstances after today, or to reflect the occurrence of unanticipated events, except as otherwise mandated by regulatory authorities.